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                                                                   EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dave & Buster's, Inc. 1995 Stock Incentive Plan and Stock Option Plan for Outside Directors of our report dated March 27, 2002 with respect to the consolidated financial statements of Dave & Buster's, Inc. included in its Annual Report (Form 10-K) for the year ended February 3, 2002, as filed with the Securities and Exchange Commission.






Dallas, Texas
April 30, 2002